Exhibit 21.1


Subsidiaries of NETFABRIC HOLDINGS, INC.

Name                                            Jurisdiction of incorporation
----                                            -----------------------------

NETFABRIC CORPORATION                           Delaware

UCA SERVICES, INC.                              New Jersey